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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Blount International, Inc. of our report dated January 28, 1999, relating to the financial statements and financial statement schedules appearing in Blount International, Inc.'s Annual Report on Form 10-K for each of the two years in the period ended December 31, 1998 and the ten-month period ended December 31, 1996. We also consent to the references to us under the headings "Independent Accountants" and "Selected Historical Condensed Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------

Atlanta, Georgia
July 15, 1999